UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2004

INDUS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-2293	94-3273443

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3301 Windy Ridge Parkway, Atlanta, Georgia 30339

(Addresses of Principal Executive Offices, including Zip Code)

(770) 952-8444

(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     Effective as of September 30, 2004, Thomas R. Madison, Jr. will no longer serve as an executive officer of Indus International, Inc. (“the Company”). He will continue as Chairman of the Company’s Board of Directors in a non-employee capacity.

     Mr. Madison has served as a member of the Company’s Board of Directors since April 2001 and as Chairman of the Board since December 2001. Mr. Madison served as Chief Executive Officer of the Company from July 2002 until February 2004. When Mr. Madison stepped down as Chief Executive Officer earlier this year he remained as an executive officer of the Company to ensure a smooth and orderly transition in the management of the Company. His latest transition to a non-employee Chairman of the Board reflects the latest step in the management transition that started earlier in 2004.

     In connection with the termination of Mr. Madison’s employment, he entered into a Separation and Release Agreement dated September 30, 2004 with the Company (the “Separation Agreement”). In consideration of Mr. Madison’s service with the Company and in exchange for Mr. Madison’s unconditional release and discharge of the Company, the Company shall pay Mr. Madison a sum of $100,000 and the stock options held by Mr. Madison to purchase the Company’s common stock shall accelerate and remain exercisable for 15 months from the date Mr. Madison ceases to be a director of the Company. Mr. Madison will also be entitled to receive those benefits owing to him under the terms of his Employment Agreement dated April 29, 2003 with the Company, as previously filed with the Securities and Exchange Commission. The Company anticipates that the expense associated with Mr. Madison’s severance payments will be included in the Company’s restructuring charge for the quarter ended September 30, 2004.

     The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective as of September 30, 2004, Mr. Madison will no longer serve as an executive officer of the Company. He will continue as Chairman of the Board of the Company in a non-employee capacity.

Item 8.01 Other Events.

     Institutional Shareholder Services (“ISS”) requested that the Company provide ISS with additional information about fees that the Company reported in its proxy statement for its 2004 Annual Meeting of Stockholders. ISS further requested that the Company publish this information either in a Form 8-K filing or in a press release. The following is the information the Company provided to ISS:

FEES BILLED BY INDEPENDENT AUDITORS

     The following table sets forth supplemental information concerning fees billed by Ernst & Young LLP, Registered Public Accounting Firm, for services rendered to the Company for the fiscal year ended March 31, 2004:

Audit Fees	$415,000
Audit-Related Fees	26,000
Tax Fees-Preparation and Compliance (1)	569,000

Total Audit Fees, Audit-Related Fees and Tax Fees—Preparation and Compliance	1,010,000

All Other Fees	0

Total Fees	$1,010,000

(1)	Tax Fees — Preparation and Compliance included services related to the preparation of federal, state and local, and foreign income tax returns for both the fiscal year ended December 31, 2002 and the three-month transition period ended March 31, 2003.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Separation and Release Agreement dated September 30, 2004 by and between Indus International, Inc. and Thomas R. Madison, Jr.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUS INTERNATIONAL, INC.
/s/ Thomas W. Williams, Jr.
Name:	Thomas W. Williams, Jr.
Title:	Executive Vice President and Chief Financial Officer

Date: October 6, 2004